                                                                    EXHIBIT 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                        PRO FORMA
                                          --------------------------------------
                                                 YEAR ENDED        TWELVE MONTHS
                                             DECEMBER 31, 1995         ENDED
                                          ------------------------   MARCH 31,
                                          ACQUISITION TRANSACTIONS     1996
                                          ----------- ------------ -------------
PARK NEWSPAPERS, INC. AND SUBSIDIARIES
Earnings:
Income (loss) from continuing operations
 before income taxes....................     (9,972)     (4,306)       (5,228)
Fixed charges computed below............     24,831      19,165        19,165
                                            -------     -------       -------
                                             14,859      14,859        13,937
Fixed Charges:
Interest and amortization of debt ex-
 pense..................................     24,810      19,144        19,144
Interest factor related to rent expense.         21          21            21
                                            -------     -------       -------
                                             24,831      19,165        19,165
Deficiency of earnings to cover fixed
 charges................................     (9,972)     (4,306)       (5,228)
PARK COMMUNICATIONS, INC. AND SUBSIDIAR-
 IES
Earnings:
Income (loss) from continuing operations
 before income taxes....................    (34,000)    (29,273)      (31,405)
Fixed charges computed below............     65,804      61,077        61,077
                                            -------     -------       -------
                                             31,804      31,804        29,672
Fixed Charges:
Interest and amortization of debt ex-
 pense..................................     65,689      60,962        60,962
Interest factor related to rent expense.        115         115           115
                                            -------     -------       -------
                                             65,804      61,077        61,077
Deficiency of earnings to cover fixed
 charges................................    (34,000)    (29,273)      (31,405)